UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 19, 2006

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On December 19, 2006, LogicVision, Inc. (the “Company”) completed a private placement of 3,905,000 shares of the Company’s common stock (“Common Stock”) to certain accredited investors at a price per share equal to $0.81, as well as the sale 95,000 shares of Common Stock to certain members of the Company’s management at a price per share equal to $0.92 (the closing bid price of the Common Stock on the NASDAQ Global Market on December 18, 2006), each pursuant to the terms of a Common Stock Purchase Agreement, dated December 19, 2006 (the “Purchase Agreement”). Net proceeds to the Company from the sale of the shares of Common Stock were approximately $3 million. Pursuant to the terms of a Registration Rights Agreement, dated December 19, 2006 (the “Registration Rights Agreement”), the Company agreed to register for resale the Common Stock issued in this private placement.

The foregoing summary descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

The shares issued in the private placement were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Common Stock Purchase Agreement, dated as of December 19, 2006.

	10.2	Registration Rights Agreement, dated as of December 19, 2006.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 20, 2006

LOGICVISION, INC.

By	/s/ Bruce M. Jaffe

Bruce M. Jaffe
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of December 19, 2006.
10.2	Registration Rights Agreement, dated as of December 19, 2006.